News Release
EXHIBIT 99.1

SM ENERGY REPORTS THIRD QUARTER 2021 RESULTS:
CASH FLOW BEAT AND PRODUCTION OUTPERFORMANCE

DENVER, CO October 28, 2021 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the third quarter 2021 and provided certain fourth quarter and updated full year 2021 guidance.
Third quarter 2021 highlights:
•Production was 14.3 MMBoe (155.8 MBoe/d) and was 56% oil. Production volumes exceeded expectations, benefiting from higher base production, reduced flaring and the effect of larger fracture stimulations in the Midland Basin and the successful early completion of certain wells in South Texas. As a result, the Company is increasing guidance for 2021 production volumes to 49.5-50.0 MMBoe (135.6-137.0 MBoe/d).
•Net income and Earnings per share were $85.6 million and $0.69 per diluted common share, respectively.
•Capital expenditures reflected stable drilling and completion costs at approximately $520 per lateral foot. Capital expenditures of $180.1 million adjusted for decreased capital accruals of $20.1 million totaled $160.0 million.
•Cash flows beat expectations due to higher-than-expected production volumes and realized prices. Net cash provided by operating activities of $328.1 million before net change in working capital of $(21.1) million totaled $307.0 million, up 66% year-over-year and up 44% sequentially. Free cash flow and Adjusted EBITDAX (non-GAAP measures defined and reconciled below) were $147.1 million and $346.7 million, respectively.
•New Austin Chalk wells drilled at development spacing demonstrate consistent performance. Six wells drilled at spacing ranging between 675 and 1,000 feet had average 30-day peak IP rates of 2,000 Boe/d (3-stream) with 1,100 Bo/d oil, or 51-54% oil and 74-78% liquids.
•Balance sheet strengthened and year-end 2022 leverage target met more than one year early. At quarter-end, net debt-to-Adjusted EBITDAX (non-GAAP measure defined and reconciled below) was less than 2 times, a target set for year-end 2022. As a result of a reduction in principal amount of long-term debt and a cash and cash equivalents balance at September 30, 2021, net debt (a non-GAAP measure defined and reconciled below) was reduced by $147.8 million during the quarter.
•ESG disclosure for 2020 was completed in August with publication of the 2020 Sustainability Accounting Standards Board (SASB) report as well as tear sheets with updated metrics relevant to understanding the Company’s 2020 ESG performance.
Chief Executive Officer Herb Vogel comments: “Outstanding operational performance underscores a terrific quarter. The SM Energy team successfully completed six Austin Chalk wells at development spacing, delivered further improved well performance in the Midland Basin employing significantly larger completions in the majority of wells year-to-date, and solved a casing issue experienced last fall enabling five Austin Chalk wells to turn-in-line sooner than expected. This exceptional performance combined with continued strength in commodity prices generated strong free cash flow. We met our year-end 2022 leverage target during the quarter and will enter 2022 with substantial momentum toward generating a highly competitive free cash flow yield to market capitalization and reducing leverage to less than 1.5 times. On the ESG front, operations and IT have teamed up with a new effort to focus on evaluating and implementing emerging field technologies that will help the Company measure, monitor and decrease emissions. The team has already initiated a pilot project at Sweetie Peck with technology to provide continuous methane emissions detection.”
THIRD QUARTER OF 2021

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	7,228 / 78.6	830 / 9.0	8,058 / 87.6
Natural Gas (MMcf / MMcf/d)	15,525 / 168.8	13,576 / 147.6	29,101 / 316.3
NGLs (MBbl / MBbl/d)	3 / -	1,420 / 15.4	1,423 / 15.5
Total (MBoe / MBoe/d)	9,818 / 106.7	4,512 / 49.0	14,331 / 155.8
Note: Totals may not calculate due to rounding.
•Production volumes were two-thirds from the Midland Basin and one-third from South Texas.
•Total production volumes of 14.3 MMBoe (155.8 MBoe/d) were up 23% compared with the prior year period and up 15% sequentially. Production was 56% oil. The Company accelerated capital activity into the second and third quarters to take advantage of the prevailing cost structure and to optimize cash flow, resulting in strong sequential production growth.
•Midland Basin production volumes exceeded expectations for the quarter, benefiting from higher base production, lower than expected flaring and the implementation of larger fracture stimulations initiated in the fall of 2020. The Company increased the proppant and fluid volumes applied to the majority of Midland Basin completions year-to-date, anticipating six-to-12 months to test the results. Proppant was increased from approximately 1800 pounds to 2800 pounds per foot.
•South Texas production volumes benefited from turning-in-line five wells that had previously been deferred to 2022 as a result of casing issues. Following successful remediation, the need to redrill these wells was avoided. The wells were completed, with some having shorter effective lateral completion lengths than originally planned. Early production from these wells is indicating strong oil content of approximately 58-79%, and the wells have not reached 30-day peak IP rates.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$69.33	$69.06	$69.30 / $50.17
Natural Gas ($/Mcf)	$6.19	$3.90	$5.12 / $3.89
NGLs ($/Bbl)	nm	$36.88	$36.87 / $20.22
Per Boe	$60.83	$36.02	$53.02 / $38.12
Note: Totals may not calculate due to rounding.

•The average realized price before the effect of hedges was $53.02 per Boe and the average realized price after the effect of hedges was $38.12 per Boe.
•Benchmark pricing for the quarter included NYMEX WTI at $70.56/Bbl, NYMEX Henry Hub natural gas at $4.01/MMBtu and Hart Composite NGLs at $40.39/Bbl.
•The average realized price per Boe of $53.02 before the effect of hedges was up 118% compared with the prior year period and up 17% sequentially.
•The effect of commodity derivative settlements was a loss of $14.90 per Boe, or $213.6 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying 3Q21 slide deck.
NET INCOME (LOSS), NET INCOME (LOSS) PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Third quarter 2021 net income was $85.6 million, or $0.69 per diluted common share, compared with a net loss of $(98.3) million, or $(0.86) per diluted common share, for the same period in 2020. The current year period benefited from 46% higher oil production and a 118% increase in the realized price per Boe before the effects of hedges, leading to a 169% increase in revenue. Higher revenue in the current year period was partially offset by a $209.1 million net derivative loss, compared with a net derivative loss of $63.9 million in the prior year period and by a $41.0 million charge to other operating expense for various legal settlements. For the first nine months of 2021, net loss was $(388.7) million, or $(3.29) per diluted common share, compared with $(599.4) million, or $(5.28) per diluted common share, in the prior year period.
Third quarter 2021 net cash provided by operating activities of $328.1 million before net change in working capital of $(21.1) million totaled $307.0 million, which was up 66% from $184.8 million in the comparable prior year period. The increase in the third quarter 2021 reflected a 23% increase in production volumes and a 199% increase in the operating margin, before the effects of commodity derivative settlements, compared with the prior year period. This increase was partially offset by a $213.6 million derivative settlement loss in the current year period versus a $70.3 million derivative settlement gain in the prior year period. For the first nine months of 2021, net cash provided by operating activities of $730.1 million before net changes in working capital of $(52.2) million totaled $678.0 million, up 18% from the prior year period.
ADJUSTED EBITDAX, ADJUSTED NET INCOME (LOSS) AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net income (loss), adjusted net income (loss) per diluted common share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Third quarter 2021 Adjusted EBITDAX was $346.7 million, up 49% from the same period in 2020, and up 35% sequentially. The increase in Adjusted EBITDAX was primarily due to the increase in total production and higher operating margin, including the effect of derivative settlements. For the first nine months of 2021, Adjusted EBITDAX was $818.5 million, up 14% from the prior year period.
Third quarter 2021 adjusted net income was $91.5 million, or $0.74 per diluted common share, compared with adjusted net loss of $(5.5) million, or $(0.05) per diluted common share, for the same period in 2020. For the first nine months of 2021, adjusted net income was $86.7 million, or $0.73 per diluted common share, compared with an adjusted net loss of $(28.5) million, or $(0.25) per diluted common share, in the prior year period.

At September 30, 2021, net debt-to-Adjusted EBITDAX was 1.96 times, down from 2.35 times at June 30, 2021.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On September 30, 2021, the outstanding principal amount of the Company’s long-term debt was $2.14 billion and was comprised of $1.69 billion in unsecured senior notes, $446.7 million in secured senior notes, with zero drawn on the Company’s senior secured revolving credit facility.
Subsequent to September 30, 2021, the Company’s borrowing base and commitments under its senior secured revolving credit facility were reaffirmed by its lenders at $1.1 billion. At September 30, 2021, available liquidity was $1.13 billion including the revolving credit facility and a cash balance of $29.8 million. Net debt (non-GAAP measure defined and reconciled below) was reduced by $147.8 million during the quarter.
Third quarter 2021 capital expenditures of $180.1 million, adjusted for decreased capital accruals of $20.1 million, totaled $160.0 million. During the quarter, the Company drilled 14 net wells and completed 24 net wells in the Midland Basin and drilled 10 net wells and completed 11 net wells in South Texas. All of the South Texas completions were Austin Chalk wells. For the first nine months of 2021, capital expenditures of $550.3 million adjusted for change in capital accruals of $8.9 million totaled $559.2 million and the Company drilled 64 and completed 97 net wells, consistent with the full year plan. Full year capital expenditures adjusted for change in capital accruals is expected to range between $670-675 million and include approximately 80 net wells drilled and 110 net wells completed.
COMMODITY DERIVATIVES
As of October 22, 2021, commodity derivative positions for the fourth quarter include:
•OIL: Approximately 70-75% of expected 4Q oil production is hedged to WTI at an average price of $41.70/Bbl.
•Midland Basin oil differential: Approximately 60% of expected 4Q Midland Basin oil production is hedged to the local price point at a positive $0.71/Bbl basis.
•NATURAL GAS: Approximately 80% of expected 4Q natural gas production is hedged (based on dry gas volumes). 12,412 BBtu is hedged to HSC at an average price of $2.41/MMBtu, and 7,627 BBtu is hedged to WAHA at an average price of $1.82/MMBtu.
•NGL hedges are by individual product and include propane and normal butane swaps for the remainder of 2021.
As of October 22, 2021, commodity derivative positions for 2022, assuming comparable production volumes to 2021, would approximate (the Company expects to provide 2022 production guidance in February 2022):
•OIL: Approximately 40% of expected 2022 oil production is hedged.
•NATURAL GAS: Approximately 50% of expected 2022 natural gas production (based on dry gas volumes) is hedged.
A detailed schedule of these and other derivative positions are provided in the 3Q21 accompanying slide deck.

GUIDANCE
Full year 2021:
•The production guidance range is increased and narrowed to 49.5-50.0 MMBoe, or 135.6-137.0 MBoe/d, with 54%-55% oil.
•Capital expenditure guidance is narrowed to $670-675 million.
•LOE per Boe is reduced to $4.50-$4.60.
•Transportation per Boe is reduced to ~$2.75.
•Ad valorem and production taxes per Boe are increased to correspond to higher commodity prices to $2.70-$2.75.
•Exploration expense is reduced to ~$40 million.
•DD&A expense per Boe is reduced to $15.00-$15.50.
•G&A is updated to $100-110 million.
Fourth quarter 2021:
•Production of 12.7-13.2 MMBoe or 138-143.5 MBoe/d. The production range reflects timing of new wells being turned-in-line.
•Capital expenditures of $111-116 million.
SCHEDULE FOR THIRD QUARTER REPORTING
October 28, 2021 – After market close, the Company plans to issue its third quarter 2021 earnings release, a pre-recorded webcast discussion of the third quarter 2021 financial and operating results, and an associated presentation, all of which will be posted to the Company’s website at ir.sm-energy.com.
October 29, 2021 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the third quarter 2021 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone. In order to join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: http://www.directeventreg.com/registration/event/4866809
•Replay (conference ID 4866809) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until November 11, 2021.
UPCOMING CONFERENCE PARTICIPATION
•November 17, 2021 – Gearing Up for the New Normal: A Virtual Best Ideas Conference by MKM Partners. President and Chief Executive Officer Herb Vogel will present at 2:30 p.m. Eastern time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website.
•November 30, 2021 – Bank of America Leveraged Finance Conference 2021 – Executive Vice President and Chief Financial Officer Wade Pursell will present at 1:30 p.m. Eastern time. This event will be webcast, accessible from the Company’s website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company’s website.
•December 1, 2021 – Cowen 2021 Energy Summit - Executive Vice President and Chief Financial Officer Wade Pursell will be meeting with investors. This event will not be webcast.

•December 6, 2021 – Capital One Securities 16th Annual Energy Conference - President and Chief Executive Officer Herb Vogel will present at 1:00 p.m. Central time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "assume," "believe," "budget," "could," "estimate," "expect," "forecast," "goal," "generate," "guidance," "implied," "intend," "maintain," "plan," "project," "objectives," "outlook," "sustainable," "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, updated guidance for the full year and fourth quarter 2021, including capital expenditures, production volumes, operating costs, taxes, exploration expense, DD&A and general and administrative expenses; expected returns from recently drilled Austin Chalk wells; and plans to generate highly competitive free cash flow yield to market capitalization and reduce leverage to less than 1.5 times in 2022. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2020 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
Jeremy Kline, jkline@sm-energy.com, 303-863-4313

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Production Data
	For the Three Months Ended			Percent Change Between		For the Nine Months Ended		Percent Change Between Periods
	September 30,	June 30,	September 30,	3Q21 & 2Q21	3Q21 & 3Q20	September 30,	September 30,
	2021	2021	2020			2021	2020
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$69.30	$65.34	$37.69	6%	84%	$64.50	$35.92	80%
Gas (per Mcf)	$5.12	$3.34	$1.90	53%	169%	$4.24	$1.59	167%
NGLs (per Bbl)	$36.87	$28.41	$14.07	30%	162%	$31.19	$12.81	143%
Equivalent (per Boe)	$53.02	$45.28	$24.28	17%	118%	$47.43	$22.92	107%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$50.17	$45.23	$50.20	11%	—%	$47.40	$51.08	(7)%
Gas (per Mcf)	$3.89	$2.87	$1.94	35%	101%	$3.09	$1.80	71%
NGLs (per Bbl)	$20.22	$19.19	$14.35	5%	41%	$18.75	$14.58	29%
Equivalent (per Boe)	$38.12	$32.50	$30.33	17%	26%	$34.38	$31.06	11%
Net production volumes: (1)
Oil (MMBbl)	8.1	6.7	5.5	21%	46%	20.2	17.2	17%
Gas (Bcf)	29.1	26.5	26.1	10%	12%	77.1	78.6	(2)%
NGLs (MMBbl)	1.4	1.3	1.8	7%	(19)%	3.8	4.8	(22)%
MMBoe	14.3	12.4	11.6	15%	23%	36.8	35.2	5%
Average net daily production: (1)
Oil (MBbls/d)	87.6	73.4	59.9	19%	46%	73.9	62.9	17%
Gas (MMcf/d)	316.3	290.9	283.3	9%	12%	282.5	286.7	(1)%
NGLs (MBbls/d)	15.5	14.6	19.2	6%	(19)%	13.9	17.7	(22)%
MBoe/d	155.8	136.5	126.3	14%	23%	134.8	128.3	5%
Per Boe data:
Realized price (before the effects of derivative settlements)	$53.02	$45.28	$24.28	17%	118%	$47.43	$22.92	107%
Lease operating expense	4.20	4.62	3.65	(9)%	15%	4.46	3.93	13%
Transportation costs	2.41	3.01	3.11	(20)%	(23)%	2.75	3.11	(12)%
Production taxes	2.49	2.03	1.04	23%	139%	2.18	0.94	132%
Ad valorem tax expense	0.38	0.45	0.40	(16)%	(5)%	0.44	0.41	7%
General and administrative (2)	1.78	1.98	2.10	(10)%	(15)%	2.03	2.25	(10)%
Operating margin (before the effects of derivative settlements)	41.76	33.19	13.98	26%	199%	35.57	12.28	190%
Derivative settlement gain (loss)	(14.90)	(12.78)	6.05	(17)%	(346)%	(13.05)	8.14	(260)%
Operating margin (including the effects of derivative settlements)	$26.86	$20.41	$20.03	32%	34%	$22.52	$20.42	10%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$14.14	$16.48	$15.64	(14)%	(10)%	$15.61	$16.95	(8)%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.25, $0.25, and $0.30 for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively, and, $0.30 and $0.36 for the nine months ended September 30, 2021, and 2020, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$29,800	$10
Accounts receivable	272,248	162,455
Derivative assets	24,514	31,203
Prepaid expenses and other	9,708	10,001
Total current assets	336,270	203,669
Property and equipment (successful efforts method):
Proved oil and gas properties	9,271,463	8,608,522
Accumulated depletion, depreciation, and amortization	(5,439,387)	(4,886,973)
Unproved oil and gas properties	654,513	714,602
Wells in progress	142,259	233,498
Other property and equipment, net of accumulated depreciation of $65,462 and $63,662, respectively	36,635	32,217
Total property and equipment, net	4,665,483	4,701,866
Noncurrent assets:
Derivative assets	6,096	23,150
Other noncurrent assets	54,111	47,746
Total noncurrent assets	60,207	70,896
Total assets	$5,061,960	$4,976,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$542,474	$371,670
Derivative liabilities	552,044	200,189
Other current liabilities	9,049	11,880
Total current liabilities	1,103,567	583,739
Noncurrent liabilities:
Revolving credit facility	—	93,000
Senior Notes, net	2,077,630	2,121,319
Asset retirement obligations	85,514	83,325
Derivative liabilities	90,655	22,331
Other noncurrent liabilities	67,695	56,557
Total noncurrent liabilities	2,321,494	2,376,532
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 121,473,790 and 114,742,304 shares, respectively	1,215	1,147
Additional paid-in capital	1,838,620	1,827,914
Retained earnings (deficit)	(190,367)	200,697
Accumulated other comprehensive loss	(12,569)	(13,598)
Total stockholders’ equity	1,636,899	2,016,160
Total liabilities and stockholders’ equity	$5,061,960	$4,976,431

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Operating revenues and other income:
Oil, gas, and NGL production revenue	$759,813	$282,012	$1,745,547	$806,035
Other operating income (loss)	426	(997)	22,387	346
Total operating revenues and other income	760,239	281,015	1,767,934	806,381
Operating expenses:
Oil, gas, and NGL production expense	135,745	95,257	362,131	295,254
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,701	181,708	574,375	596,053
Exploration (1)	8,709	8,547	26,746	29,683
Impairment	8,750	8,750	26,250	1,007,263
General and administrative (1)	25,530	24,452	74,883	79,126
Net derivative (gain) loss (2)	209,146	63,871	924,183	(314,269)
Other operating expense, net	43,401	1,562	44,654	10,174
Total operating expenses	633,982	384,147	2,033,222	1,703,284
Income (loss) from operations	126,257	(103,132)	(265,288)	(896,903)
Interest expense	(40,861)	(41,519)	(120,268)	(123,385)
Gain (loss) on extinguishment of debt	5	25,070	(2,139)	264,546
Other non-operating income (expense), net	153	(1,680)	(1,071)	(2,359)
Income (loss) before income taxes	85,554	(121,261)	(388,766)	(758,101)
Income tax benefit	39	22,969	95	158,662
Net income (loss)	$85,593	$(98,292)	$(388,671)	$(599,439)

Basic weighted-average common shares outstanding	121,457	114,371	118,224	113,462
Diluted weighted-average common shares outstanding	123,851	114,371	118,224	113,462
Basic net income (loss) per common share	$0.70	$(0.86)	$(3.29)	$(5.28)
Diluted net income (loss) per common share	$0.69	$(0.86)	$(3.29)	$(5.28)
Dividends per common share	$0.01	$0.01	$0.02	$0.02

(1) Non-cash stock-based compensation included in:
Exploration expense	$908	$665	$3,004	$2,713
General and administrative expense	3,590	3,499	11,187	12,724
Total non-cash stock-based compensation	$4,498	$4,164	$14,191	$15,437

(2) The net derivative (gain) loss line item consists of the following:
Derivative settlement (gain) loss	$213,555	$(70,305)	$480,262	$(286,270)
(Gain) loss on fair value changes	(4,409)	134,176	443,921	(27,999)
Total net derivative (gain) loss	$209,146	$63,871	$924,183	$(314,269)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2020	114,742,304	$1,147	$1,827,914	$200,697	$(13,598)	$2,016,160
Net loss	—	—	—	(251,269)	—	(251,269)
Other comprehensive income	—	—	—	—	191	191
Cash dividends declared, $0.01 per share	—	—	—	(1,147)	—	(1,147)
Stock-based compensation expense	—	—	5,737	—	—	5,737
Balances, March 31, 2021	114,742,304	$1,147	$1,833,651	$(51,719)	$(13,407)	$1,769,672
Net loss	—	—	—	(222,995)	—	(222,995)
Other comprehensive income	—	—	—	—	592	592
Cash dividends, $0.01 per share	—	—	—	(31)	—	(31)
Issuance of common stock under Employee Stock Purchase Plan	252,665	3	1,312	—	—	1,315
Stock-based compensation expense	57,795	1	3,955	—	—	3,956
Issuance of common stock through cashless exercise of Warrants	5,918,089	59	(59)	—	—	—
Balances, June 30, 2021	120,970,853	$1,210	$1,838,859	$(274,745)	$(12,815)	$1,552,509
Net income	—	—	—	85,593	—	85,593
Other comprehensive income	—	—	—	—	246	246
Cash dividends declared, $0.01 per share	—	—	—	(1,215)	—	(1,215)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	502,937	5	(4,737)			(4,732)
Stock-based compensation expense	—	—	4,498	—	—	4,498
Balances, September 30, 2021	121,473,790	$1,215	$1,838,620	$(190,367)	$(12,569)	$1,636,899

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717
Net loss	—	—	—	(89,252)	—	(89,252)
Other comprehensive income	—	—	—	—	188	188
Issuance of common stock under Employee Stock Purchase Plan	297,013	3	944	—	—	947
Stock-based compensation expense	267,576	3	5,709	—	—	5,712
Issuance of Warrants	—	—	21,520	—	—	21,520
Balances, June 30, 2020	113,553,271	$1,136	$1,825,327	$465,310	$(10,941)	$2,280,832
Net loss	—	—	—	(98,292)	—	(98,292)
Other comprehensive income	—	—	—	—	1,195	1,195
Cash dividends declared, $0.01 per share	—	—	—	(1,146)	—	(1,146)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	1,019,529	10	(1,567)	—	—	(1,557)
Stock-based compensation expense	—	—	4,164	—	—	4,164
Other	—	—	(88)	—	—	(88)
Balances, September 30, 2020	114,572,800	$1,146	$1,827,836	$365,872	$(9,746)	$2,185,108

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$85,593	$(98,292)	$(388,671)	$(599,439)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,701	181,708	574,375	596,053
Impairment	8,750	8,750	26,250	1,007,263
Stock-based compensation expense	4,498	4,164	14,191	15,437
Net derivative (gain) loss	209,146	63,871	924,183	(314,269)
Derivative settlement gain (loss)	(213,555)	70,305	(480,262)	286,270
Amortization of debt discount and deferred financing costs	3,905	4,506	13,350	13,084
(Gain) loss on extinguishment of debt	(5)	(25,070)	2,139	(264,546)
Deferred income taxes	(68)	(22,796)	(282)	(159,064)
Other, net	6,076	(2,376)	(7,301)	(6,294)
Net change in working capital	21,078	16,843	52,170	(40,411)
Net cash provided by operating activities	328,119	201,613	730,142	534,084

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	8,543	—	8,835	92
Capital expenditures	(180,088)	(109,568)	(550,265)	(419,777)
Acquisition of proved and unproved oil and gas properties	(3,250)	(7,075)	(3,321)	(7,075)
Net cash used in investing activities	(174,795)	(116,643)	(544,751)	(426,760)

Cash flows from financing activities:
Proceeds from revolving credit facility	705,500	324,500	1,649,500	1,165,500
Repayment of revolving credit facility	(758,000)	(339,500)	(1,742,500)	(1,110,000)
Net proceeds from Senior Notes	(812)	—	392,771	—
Cash paid to repurchase Senior Notes	(65,480)	(65,944)	(450,776)	(147,770)
Debt issuance costs related to 10.0% Senior Secured Notes due 2025	—	(2,395)	—	(12,886)
Net proceeds from sale of common stock	—	—	1,315	947
Dividends paid	—	—	(1,178)	(1,130)
Other, net	(4,732)	(1,631)	(4,733)	(1,985)
Net cash used in financing activities	(123,524)	(84,970)	(155,601)	(107,324)

Net change in cash, cash equivalents, and restricted cash	29,800	—	29,790	—
Cash, cash equivalents, and restricted cash at beginning of period	—	10	10	10
Cash, cash equivalents, and restricted cash at end of period	$29,800	$10	$29,800	$10

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(51,364)	$(39,861)	$(126,228)	$(122,174)

Investing activities:
Increase (decrease) in capital expenditure accruals and other	$(20,102)	$11,491	$8,885	$(17,405)

Non-cash financing activities (1)
____________________________________________
(1)    Please refer to Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for discussion of the debt transactions completed during the nine months ended September 30, 2021, and 2020.

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important because we are subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s 2020 Form 10-K and the most recently filed Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Net Debt: Net debt is calculated as the total principal amount of outstanding senior secured notes and senior unsecured notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other.
Free cash flow yield to market capitalization: Free cash flow yield to market capitalization is calculated as Free cash flow (defined above) divided by market capitalization.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period. A variation of this calculation is a financial covenant under the Company’s Credit Agreement.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) (GAAP)	$85,593	$(98,292)	$(388,671)	$(599,439)
Interest expense	40,861	41,519	120,268	123,385
Income tax benefit	(39)	(22,969)	(95)	(158,662)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,701	181,708	574,375	596,053
Exploration (2)	7,801	7,882	23,742	26,970
Impairment	8,750	8,750	26,250	1,007,263
Stock-based compensation expense	4,498	4,164	14,191	15,437
Net derivative (gain) loss	209,146	63,871	924,183	(314,269)
Derivative settlement gain (loss)	(213,555)	70,305	(480,262)	286,270
(Gain) loss on extinguishment of debt	(5)	(25,070)	2,139	(264,546)
Other, net	905	615	2,407	1,560
Adjusted EBITDAX (non-GAAP)	$346,656	$232,483	$818,527	$720,022
Interest expense	(40,861)	(41,519)	(120,268)	(123,385)
Income tax benefit	39	22,969	95	158,662
Exploration (2)	(7,801)	(7,882)	(23,742)	(26,970)
Amortization of debt discount and deferred financing costs	3,905	4,506	13,350	13,084
Deferred income taxes	(68)	(22,796)	(282)	(159,064)
Other, net	5,171	(2,991)	(9,708)	(7,854)
Net change in working capital	21,078	16,843	52,170	(40,411)
Net cash provided by operating activities (GAAP)	$328,119	$201,613	$730,142	$534,084

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Adjusted Net Income (Loss) Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) (GAAP)	$85,593	$(98,292)	$(388,671)	$(599,439)
Net derivative (gain) loss	209,146	63,871	924,183	(314,269)
Derivative settlement gain (loss)	(213,555)	70,305	(480,262)	286,270
Impairment	8,750	8,750	26,250	1,007,263
(Gain) loss on extinguishment of debt	(5)	(25,070)	2,139	(264,546)
Other, net (2)	1,525	615	3,108	1,676
Tax effect of adjustments (3)	(1,272)	(25,708)	(103,166)	(155,457)
Valuation allowance on deferred tax assets	1,272	—	103,166	10,017
Adjusted net income (loss) (non-GAAP)	$91,454	$(5,529)	$86,747	$(28,485)

Diluted net income (loss) per common share (GAAP)	$0.69	$(0.86)	$(3.29)	$(5.28)
Net derivative (gain) loss	1.69	0.56	7.82	(2.77)
Derivative settlement gain (loss)	(1.72)	0.61	(4.06)	2.52
Impairment	0.07	0.08	0.22	8.88
(Gain) loss on extinguishment of debt	—	(0.22)	0.02	(2.33)
Other, net (2)	0.01	0.01	0.02	0.02
Tax effect of adjustments (3)	(0.01)	(0.23)	(0.87)	(1.38)
Valuation allowance on deferred tax assets	0.01	—	0.87	0.09
Adjusted net income (loss) per diluted common share (non-GAAP)	$0.74	$(0.05)	$0.73	$(0.25)

Basic weighted-average common shares outstanding	121,457	114,371	118,224	113,462
Diluted weighted-average common shares outstanding	123,851	114,371	118,224	113,462

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For all periods presented, other adjustments related to bad debt expense and impairments of materials inventory and other property. Additionally, for the nine months ended September 30, 2021, other adjustments include pension settlement expense, and for the nine months ended September 30, 2021, and 2020, other adjustments included (gain) loss on divestiture.

(3) The tax effect of adjustments for each of the three and nine months ended September 30, 2021, and 2020, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2021

Reconciliation of Total Long-Term Debt to Net Debt (1)
(in thousands)
As of September 30, 2021
Principal amount of Senior Secured Notes (2)	$446,675
Principal amount of Senior Unsecured Notes (2)	1,689,913
Revolving credit facility (2)	—
Total funded debt	2,136,588
Less: Cash and cash equivalents	29,800
Net Debt	$2,106,788

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for the nine months ended September 30, 2021.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities (GAAP)	$328,119	$201,613	$730,142	$534,084
Net change in working capital	(21,078)	(16,843)	(52,170)	40,411
Cash flow from operations before net change in working capital	307,041	184,770	677,972	574,495
Capital expenditures (GAAP)	180,088	109,568	550,265	419,777
Increase (decrease) in capital expenditure accruals and other	(20,102)	11,491	8,885	(17,405)
Capital expenditures before accruals and other	159,986	121,059	559,150	402,372
Free cash flow	$147,055	$63,711	$118,822	$172,123

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.